PGIM CREDIT INCOME FUND

Distribution Agreement

THIS DISTRIBUTION AGREEMENT is made as of November 27, 2023 between PGIM Credit Income Fund, a Delaware statutory trust (the “Fund”), and Prudential Investment Management Services LLC, a Delaware limited liability company (the “Distributor”).

WITNESSETH

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a closed-end, management investment company that is operating as an interval fund and it is in the interest of the Fund to offer its common shares of beneficial interest, par value $0.001 per share (“Common Shares”) for sale continuously;

WHEREAS, the Fund’s Common Shares are currently divided into classes (all such Common Shares being referred to herein as “Shares”) and the Fund currently offers the share classes set forth in Exhibit A attached hereto;

WHEREAS, the Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), and is engaged in the business of selling shares of registered investment companies either directly or through other broker-dealers;

WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other, under which the Distributor shall act as principal underwriter and the Fund’s agent with respect to the continuous offering of the Fund’s Shares from and after the date hereof in order to promote the growth of the Fund and facilitate the distribution of its Shares; and

WHEREAS, the Fund has adopted a Distribution and Servicing Plan pursuant to Rule 12b-1 under the Investment Company Act with respect to certain of its classes of Shares (the “Plan”) authorizing payments by the Fund to the Distributor with respect to the distribution of such classes of Shares and the maintenance of related shareholder accounts.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

Section 1. Appointment of the Distributor

The Fund hereby appoints the Distributor as the principal underwriter and agent of the Fund for the sale of Shares of the Fund to the public on behalf of the Fund on the terms set forth in the Registration Statement (as defined below), directly and through registered and qualified securities dealers, banks and other intermediaries (collectively, “Selling Agents”). The Distributor hereby accepts such appointment and agrees that it will use its best efforts to sell shares of the Fund. The Distributor, as agent, does not undertake to sell any specific amount of Shares of the Fund. The Fund hereby agrees during the term of this Agreement to sell Shares of the Fund through the Distributor as its agent on the terms and conditions set forth below.

Section 2. Exclusive Nature of Duties

2.1The Distributor shall be the exclusive representative of the Fund to act as principal underwriter and agent of the Fund for the sale of the Fund’s Shares, except that:

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2.2The exclusive rights granted to the Distributor to sell Shares of the Fund shall not apply to Shares of the Fund issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Fund.

2.3Such exclusive rights shall not apply to Shares issued by the Fund pursuant to reinvestment of distributions or through the exercise of any conversion feature or exchange privilege.

2.4Such exclusive rights shall not apply to Shares issued by the Fund pursuant to the repurchase privilege afforded redeeming shareholders.

2.5Such exclusive rights shall not apply to purchases made through the Fund’s distribution disbursing agent in the manner set forth in the currently effective Prospectus. The term “Prospectus” shall mean the Prospectus and Statement of Additional Information of the Fund that is included as part of the Fund’s Registration Statement, as such Prospectus and Statement of Additional Information may be amended or supplemented from time to time, and the term “Registration Statement” shall mean the Registration Statement on Form N-2 filed by the Fund with the Securities and Exchange Commission (“SEC”) and effective under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act, as such Registration Statement is amended from time to time.

Section 3. Purchase of Shares from the Fund

3.1The Shares shall be sold by the Distributor as the agent of the Fund and delivered by the Distributor or the Selling Agents selected by the Distributor, as described in Section 6.3. hereof, to investors at the applicable offering price as set forth in the Prospectus.

3.2The Fund shall have the right to suspend the sale of any or all classes of its Shares at times as may be determined by the Board of Trustees of the Fund (the “Board”).

3.3The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment therefor, will deliver deposit receipts for such Shares pursuant to the instructions of the Distributor. Payment shall be made to the Fund in The Clearing House Association funds or federal funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

Section 4. Duties of the Fund

4.1Subject to the possible suspension of the sale of Shares as provided herein, the Fund agrees to sell its Shares so long as it has Shares of the respective class available.

4.2The Fund shall furnish the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by the Fund’s independent registered public accounting firm. The Fund shall make available to the Distributor such number of copies of its Prospectus and annual and interim reports as the Distributor shall reasonably request.

4.3The Fund shall take, from time to time, but subject to the necessary approval of the Board, all necessary action to register Shares under the Securities Act, to the end that there will be available for sale such number of Shares as the Distributor reasonably may expect to sell. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the

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Registration Statement, or necessary in order that there will be no omission to state a material fact in the Registration Statement which omission would make the statements therein misleading.

4.4The Fund shall use its best efforts to notify such states as the Distributor and the Fund may approve of its intention to sell any appropriate number of its Shares; provided that the Fund shall not be required to amend its Certificate of Trust, Amended and Restated Agreement and Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Shares in any state from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its Shares. Any such notification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 8 hereof, the expense of notification and maintenance of notification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such notifications.

4.5The Fund’s repurchases of Shares will be made at the net asset value per Share in accordance with the Fund’s applicable repurchase offer, then-current Prospectus and Rule 23c-3 of the Investment Company Act. If a fee in connection with any repurchase offer is in effect, such fee will be paid by the Fund. The net asset value of Shares will be calculated by the Fund or by another entity on behalf of the Fund. The Distributor has no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated or the Fund’s compliance with any periodic repurchase offer in accordance with Rule 23c-3 of the Investment Company Act and/or related policies adopted by the Fund.

Section 5. Duties of the Distributor

5.1The Distributor shall devote reasonable time and effort to effect sales of Shares, but shall not be obligated to sell any specific number of Shares. Sales of the Shares shall be on the terms described in the Prospectus. The Distributor may enter into like arrangements with other investment companies. The Distributor shall compensate the Selling Agents as set forth in the Prospectus.

5.2In selling the Shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any Selling Agent nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus and any sales literature approved by appropriate officers of the Fund.

5.3The Distributor agrees it has adopted and implemented procedures for the confirmation of sales to investors and Selling Agents, the collection of amounts payable by investors and Selling Agents on such sales and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of Securities Exchange Act Rule 10b-10 and the rules of the Financial Industry Regulatory Authority (“FINRA”).

5.4The Distributor shall act as agent of the Fund in connection with the sale of Shares. Except as otherwise provided in this Agreement, the Distributor shall act as principal with respect to all other matters relating to the promotion or the sale of Shares. The Distributor shall enter into agreements with Selling Agents to offer and sell shares to the public upon the terms and conditions set forth therein, which shall not be materially inconsistent with the terms of this Agreement. Each agreement with a Selling Agent shall provide that the Selling Agent agrees that it is acting as principal for Selling Agent’s own account or as agent on behalf of Selling Agent’s customers in all transactions in Shares (and not as agent of the Fund), except that in connection with orders for the purchase of Shares on behalf of any IRAs, 401(k) plans or other retirement plan accounts, by mail, telephone, or wire, Selling Agent shall agree it acts as agent for the custodian or trustee of such plans.

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Section 6. Payments to the Distributor

6.1With respect to classes of Shares which impose a front-end sales charge, the Distributor shall receive and may retain any portion of any front-end sales charge which is imposed on such sales and not reallocated to Selling Agents as set forth in the Prospectus, subject to the limitations of Rule 2341 of the Conduct Rules of FINRA. Payment of these amounts to the Distributor is not contingent upon the adoption or continuation of the Plan.

6.2With respect to classes of Shares which may impose a contingent deferred sales charge, if any, the Distributor shall receive and may retain any contingent deferred sales charge which is imposed on such sales as set forth in the Prospectus, if any, subject to the limitations of Rule 2341 of the Conduct Rules of FINRA. Payment of these amounts to the Distributor is not contingent upon the adoption or continuation of the Plan.

6.3The Distributor shall have the right to enter into written agreements (“Selling Agreements”) with Selling Agents on terms and conditions not inconsistent with all applicable laws, regulations and exemptive relief, and to fix therein the portion of the sales charge, if any, that may be allocated to the Selling Agents on such terms and conditions as the Distributor will deem necessary or appropriate, provided that the Board shall approve the forms of such agreements. The Distributor also may enter into other forms of agreements relating to selling agent activities and support as it deems appropriate, subject to the terms of this Agreement. Within the United States, the Distributor shall offer and sell Shares only through such Selling Agents as are members in good standing of FINRA or are institutions exempt from registration under applicable federal securities laws. Shares sold through Selling Agents shall be for resale by Selling Agents only at the offering price determined as set forth in the Prospectus or as otherwise permissible under the federal and state securities laws. The Fund acknowledges that Distributor may act as the Fund’s agent for transmitting, or arranging for transmission of, distribution and/or shareholder servicing fees to be paid to Selling Agents in accordance with arrangements between the Fund and such Selling Agents.

Section 7. Payment of the Distributor under the Plan

7.1The Fund shall pay to the Distributor as compensation for services under the Plan adopted by the Fund and this Agreement a distribution fee and/or servicing fee with respect to the Fund’s classes of Shares as described in the Plan and this Agreement.

7.2So long as the Plan or any amendment thereto is in effect, the Distributor shall inform the Board of the commissions and account servicing fees with respect to the relevant class of Shares to be paid by the Distributor to account executives of the Distributor and Selling Agents that have Selling Agreements with the Distributor. So long as the Plan (or any amendment thereto) is in effect, at the request of the Board or any agent or representative of the Fund, the Distributor shall provide such additional information as may reasonably be requested concerning the activities of the Distributor hereunder and the costs incurred in performing such activities with respect to the relevant class of Shares.

Section 8. Allocation of Expenses

8.1The Fund shall bear all costs and expenses of the continuous offering of its Shares (except for those costs and expenses borne by the Distributor pursuant to the Plan and subject to the requirements of Rule 12b-1 under the Investment Company Act), including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required Registration Statements and/or Prospectuses under the Investment Company Act or the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and periodic reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration Statements, Prospectuses, annual or periodic reports or proxy materials). The Fund shall also bear the cost or expense of making notice filings for the Shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 4.4 hereof and the cost and expense payable to each such state for continuing notification therein until the Fund decides to discontinue such notification pursuant to Section 4.4 hereof. As set forth in Section 7 above, the Fund shall also bear the expenses it assumes pursuant to the Plan, so long as such Plan is in effect.

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8.2Distributor will pay all of its costs and expenses (other than expenses which one or more Selling Agents may bear pursuant to any agreement with Distributor) incurred by it in connection with the performance of its distribution duties hereunder.

8.3Distributor shall prepare reports for the Board on a quarterly basis, or more frequently as reasonably requested by the Board, showing such information concerning expenditures related to this Agreement or related to the operation and implementation of the Plan.

Section 9. Indemnification

9.1The Fund agrees to indemnify, defend and hold the Distributor, its officers and members and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Distributor, its officers, members or any such controlling person may incur under the Securities Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished by the Distributor to the Fund for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement shall not inure to the benefit of any such officer, member or controlling person unless a court of competent jurisdiction shall determine in a final decision on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement (disabling conduct), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by (a) a vote of a majority of a quorum of Trustees or Trustees who are neither “interested persons” of the Fund as defined in Section

2(a)(19) of the Investment Company Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. The Fund’s agreement to indemnify the Distributor, its officers and members and any such controlling person as aforesaid is expressly conditioned upon the Fund’s being promptly notified of any action brought against the Distributor, its officers or members, or any such controlling person, such notification to be given by letter or facsimile addressed to the Fund at its principal business office. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers or Trustees in connection with the issue and sale of any Shares.

9.2The Distributor agrees to indemnify, defend and hold the Fund, its officers and Trustees and any person who controls the Fund, if any, within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its officers and Trustees or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its Trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished by the Distributor to the Fund for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor’s agreement to indemnify the Fund, its officers and Trustees and any such controlling person as aforesaid, is expressly conditioned upon the Distributor being promptly notified of any action brought against the Fund, its officers and Trustees or any such controlling person, such notification being given by letter or facsimile to the Distributor at its principal business office.

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Section 10. Duration and Termination of this Agreement

10.1This Agreement shall become effective as of the date first above written and shall remain in force only so long as such continuance is specifically approved at least annually by (a) the Board, or by the vote of a majority of the outstanding voting securities of the applicable class of the Fund, and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such parties and who have no direct or indirect financial interest in this Agreement or in the operation of the Plan or in any agreement related thereto (“Independent Trustees”), cast in person at a meeting called for the purpose of voting upon such approval or as otherwise permitted under SEC guidance.

10.2This Agreement may be terminated at any time, without the payment of any penalty, by a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the applicable class of the

Fund, or by the Distributor, on sixty (60) days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

10.3The terms “affiliated person,” “assignment,” “interested person” and “vote of a majority of the outstanding voting securities”, when used in this Agreement, shall have the respective meanings specified in the

Investment Company Act.

Section 11. Amendments to this Agreement

This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Board, or by the vote of a majority of the outstanding voting securities of the applicable class of the Fund, and (b) by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such amendment.

Section 12. Separate Agreement as to Classes

The amendment or termination of this Agreement with respect to any class shall not result in the amendment or termination of this Agreement with respect to any other class unless explicitly so provided.

Section 13. Governing Law

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New Jersey, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

Prudential Investment Management Services LLC

By: /s/ Andre Carrier

Name: Andre Carrier

Title: President

PGIM Credit Income Fund

By: / /s/ Scott E. Benjamin

Name: Scott E. Benjamin

Title: Vice President

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Exhibit A

The Fund currently offers the following shares classes:

Class Z, Class A and Class C.

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